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                                                 EXHIBIT 23.1(b)


            CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

TMP Worldwide Inc.
New York, New York

      We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our reports dated March 26, 1999, relating to the consolidated financial statements and schedule of TMP Worldwide Inc. and Subsidiaries appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 1998 and our reports dated November 19, 1999, relating to the supplemental consolidated financial statements and schedule of TWP Worldwide Inc. and Subsidiaries appearing on the Company's Current Report on Form 8-K dated December 1, 1999.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

                                           /s/ BDO SEIDMAN, LLP
                                           BDO SEIDMAN, LLP


New York, New York
December 15, 1999